New Corteva

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 1, 2025, Corteva, Inc. (“Corteva”) announced its intention to pursue, subject to the approval of the Corteva Board of Directors and any required regulatory approvals, its separation into two independent publicly traded companies – one comprising its current Crop Protection Business (“New Corteva,” “our” or “we”) and the other comprising its current Seed Business (“Vylor Inc.,” “Vylor” or the “Seed Business”) – by distributing all outstanding shares of Vylor (inclusive of the Seed Business) common stock to Corteva stockholders (the “spin-off”) in a transaction that is intended to be a tax-free spin-off for U.S. federal income tax purposes. The spin-off was consummated on October 1, 2026. Immediately following the distribution, Corteva’s stockholders maintain ownership of 100 percent of the shares of Corteva common stock. Irrespective of the legal form of the spin-off, for accounting and financial reporting purposes, Corteva’s Crop Protection Business is presented as being spun off from Corteva. This presentation is in accordance with U.S. GAAP and is primarily a result of, among other factors, Vylor’s relative significance to New Corteva.

The following unaudited pro forma combined financial information has been derived from New Corteva’s historical Combined Financial Statements, which were prepared on a carve-out basis as we did not operate as a stand-alone entity for the periods presented. While the historical Combined Financial Statements reflect the past results of New Corteva as the Company operated under Corteva, this unaudited pro forma combined financial information gives effect to New Corteva as a stand-alone company.

The unaudited Pro Forma Combined Financial Statements have been adjusted to give effect to the following adjustments (collectively, the “Pro Forma Transactions”):

•the effect of our capital structure following the spin-off, as more fully described in the notes to the unaudited Pro Forma Combined Financial Statements, including the reduction of principal indebtedness of $3.761 billion net of the incurrence of $700 million of other long-term indebtedness, and the receipt of an aggregate amount equal to $3.499 billion of cash from Vylor, which includes the impact of seasonal working capital at the spin-off (refer to notes 2(d) and 2(e)); and
•the impact of the Separation and Distribution Agreement, Tax Matters Agreement, Employee Matters Agreement, Transition Services Agreements, Commercial Agreements, Intellectual Property Matters Agreement and other ancillary agreements between New Corteva and Vylor and the provisions contained therein.

The unaudited Pro Forma Combined Financial Statements consist of an unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2026 and the year ended December 31, 2025 and an unaudited Pro Forma Combined Balance Sheet as of June 30, 2026. The unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical audited Combined Financial Statements of New Corteva. The unaudited Pro Forma Combined Statements of Operations have been prepared to give effect to the Pro Forma Transactions (as defined below) as if the Pro Forma Transactions had occurred or became effective as of January 1, 2025, the beginning of our most recently completed fiscal year. The unaudited Pro Forma Combined Balance Sheet has been prepared to give effect to the Pro Forma Transactions as though the Pro Forma Transactions had occurred or became effective as of June 30, 2026.

The unaudited Pro Forma Combined Financial Statements presented herein do not purport to represent what our financial position and results of operations would have been had the Pro Forma Transactions occurred on the dates indicated and are not necessarily indicative of our future financial position and future results of operations. In addition, the unaudited Pro Forma Combined Financial Statements are provided for illustrative and informational purposes only. The Pro Forma Transactions are based on available information and assumptions we believe are reasonable; however, such adjustments are subject to change.

We have included estimated pro forma adjustments within the Transaction Accounting Adjustments column that we expect to incur in conjunction with the spin-off, as further described in Note 2 - Transaction Accounting Adjustments, to the unaudited Pro Forma Combined Financial Statements. We have also included estimated pro forma adjustments within the Autonomous Entity Adjustments column that we expect to incur as a stand-alone entity, as further described in Note 3 - Autonomous Entity Adjustments, to the unaudited Pro Forma Combined Financial Statements.

The unaudited Pro Forma Combined Financial Statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Refer to the section of the Corteva, Inc. 2025 Annual Report entitled “Cautionary Statements About Forward-Looking Statements.”

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of June 30, 2026

(In millions, except share and per share amounts)	Historical New Corteva	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma as of June 30, 2026
	Note 1	Note 2		Note 3
Assets
Current assets
Cash and cash equivalents	$1,904	$1,154	(a)	$—		$3,058
Marketable securities	—	—		—		—
Accounts and notes receivable - net	4,828	(176)	(b),(h)	(107)	(n)	4,545
Inventories	2,589	—		(14)	(n)	2,575
Other current assets	603	(2)	(h)	—		601
Total current assets	9,924	976		(121)		10,779
Investment in nonconsolidated affiliates	68	—		—		68
Property, plant and equipment	5,153	18	(c)	—		5,171
Less: Accumulated depreciation	3,433	7	(c)	—		3,440
Net property, plant and equipment	1,720	11	(c)	—		1,731
Goodwill	5,162	—		—		5,162
Other intangible assets	1,019	—		—		1,019
Deferred income taxes	801	(73)	(h)	—		728
Other assets	1,611	37	(h)	—		1,648
Total Assets	$20,305	$951		$(121)		$21,135
Liabilities and Equity
Current liabilities
Short-term borrowings	$3,092	$(3,022)	(d)	$—		$70
Accounts payable	2,505	—		—		2,505
Income taxes payable	243	11	(h)	—		254
Deferred revenue	69	—		—		69
Accrued and other current liabilities	1,527	(95)	(k)	—		1,432
Total current liabilities	7,436	(3,106)		—		4,330
Long-term debt	1,682	(739)	(e)	—		943
Other noncurrent liabilities
Deferred income tax liabilities	35	28	(h)	—		63
Pension and other post-employment benefits	1,080	135	(f)	—		1,215
Other noncurrent obligations	1,517	146	(g),(h)	—		1,663
Total noncurrent liabilities	4,314	(430)		—		3,884
Commitments and contingent liabilities						—
Equity						—
Common stock, $0.01 par value	—	7	(i)	—		7
Additional paid-in capital	—	14,590	(j)	(121)	(n)	14,469
Net Parent investment	10,127	(10,127)	(i)	—		—
Accumulated other comprehensive income (loss)	(1,811)	17	(f)	—		(1,794)
Total New Corteva equity	8,316	4,487		(121)		12,682
Noncontrolling interests	239	—		—		239
Total equity	8,555	4,487		(121)		12,921
Total Liabilities and Equity	$20,305	$951		$(121)		$21,135
See Notes to the Unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2026

(In millions, except per share amounts)	Historical New Corteva	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma for the Six Months Ended June 30, 2026
	Note 1	Note 2		Note 3
Net sales	$3,851	$—		$(85)	(n)	$3,766
Cost of goods sold	2,219	—		(7)	(n)	2,212
Research and development expense	215	—		—		215
Selling, general and administrative expenses	702	2	(c)	(1)	(n)	703
Amortization of intangibles	79	—		—		79
Restructuring and asset related charges - net	108	—		—		108
Separation costs	1	—		—		1
Other income (expense) - net	(94)	(4)	(f)	—		(98)
Interest expense	79	(22)	(l)	—		57
Income (loss) from continuing operations before income taxes	354	16		(77)		293
Provision for (benefit from) income taxes on continuing operations	143	4	(m)	(20)	(o)	127
Income (loss) from continuing operations after income taxes	211	12		(57)		166
Net income (loss) from continuing operations attributable to noncontrolling interests	5					5
Net income (loss) attributable to New Corteva	$206	$12		$(57)		$161
Earnings (loss) per share of common stock:
Basic earnings (loss) per share of common stock from continuing operations						$0.24	(p)
Diluted earnings (loss) per share of common stock from continuing operations						$0.24	(p)
Weighted average number of common shares outstanding:
Basic						670.4	(p)
Diluted						671.6	(p)

See Notes to the Unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2025

(In millions, except per share amounts)	Historical New Corteva	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma for the Year Ended December 31, 2025
	Note 1	Note 2		Note 3
Net sales	$7,840	$—		$(248)	(n)	$7,592
Cost of goods sold	4,739	(1)	(c)	(42)	(n)	4,696
Research and development expense	479	1	(c)	—		480
Selling, general and administrative expenses	1,390	2	(c)	(17)	(n)	1,375
Amortization of intangibles	155	—		—		155
Restructuring and asset related charges - net	143	—		—		143
Separation costs	—	—		—		—
Other income (expense) - net	129	(7)	(f)	—		122
Interest expense	175	(19)	(l)	—		156
Income (loss) from continuing operations before income taxes	888	10		(189)		709
Provision for (benefit from) income taxes on continuing operations	219	3	(m)	(46)	(o)	176
Income (loss) from continuing operations after income taxes	669	7		(143)		533
Net income (loss) attributable to noncontrolling interests	10	—		—		10
Net income (loss) attributable to New Corteva	$659	$7		$(143)		$523
Earnings (loss) per share of common stock:
Basic earnings (loss) per share of common stock from continuing operations						$0.77	(p)
Diluted earnings (loss) per share of common stock from continuing operations						$0.77	(p)
Weighted average number of common shares outstanding:
Basic						680.0	(p)
Diluted						681.4	(p)

See Notes to the Unaudited Pro Forma Combined Financial Statements.

New Corteva
Notes to the Unaudited Pro Forma Combined Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X and has been derived from New Corteva’s historical Combined Financial Statements, which were prepared on a carve-out basis as we did not operate as a stand-alone entity for the periods presented. While the historical Combined Financial Statements reflect the past results of New Corteva as the Company operated under Corteva, this unaudited pro forma combined financial information gives effect to New Corteva as a stand-alone company.

The unaudited Pro Forma Combined Statements of Operations have been prepared to give effect to the Pro Forma Transactions as if the Pro Forma Transactions had occurred or became effective as of January 1, 2025, the beginning of our most recently completed fiscal year. The unaudited Pro Forma Combined Balance Sheet has been prepared to give effect to the Pro Forma Transactions as though the Pro Forma Transactions had occurred as of June 30, 2026. Within Note 5 - Management Adjustments, to the unaudited Pro Forma Combined Financial Statements, further discussion is also provided on expected income statement impacts that will occur only upon the consummation of the spin-off.

As discussed above, the spin-off is being treated as a reverse spin-off for financial accounting and reporting purposes under U.S. GAAP and, as a result, Corteva’s Crop Protection Business is presented as being spun off from Corteva. The Crop Protection Business is a component of Corteva that has operations and cash flows that are clearly distinguished for operational and financial reporting purposes. The spin-off resulted in the Crop Protection Business becoming a stand-alone, publicly traded company

We do not expect to incur material transition services costs or income associated with the Transition Services Agreements into which New Corteva entered with Vylor. As such, no estimates of expenses or income have been presented in the unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2026 and the year ended December 31, 2025.

NOTE 2 - TRANSACTION ACCOUNTING ADJUSTMENTS

a.Cash and cash equivalents: Reflects a net adjustment of $1.154 billion comprising: (1) $3.499 billion received from Vylor, including $3.078 billion of proceeds distributed to EIDP, Inc. (“EIDP”), a wholly-owned subsidiary of New Corteva following the consummation of the spin-off, from Pioneer Hi-Bred International, Inc. (“PHI”), a wholly-owned subsidiary of Vylor following the consummation of the spin-off; and an additional $421 million expected to be distributed to New Corteva (which includes timing impacts of lower seasonal working capital at June 30, 2026 as compared to at the date of the spin-off); (2) cash proceeds from EIDP’s issuance of $689 million of other long-term indebtedness, comprised of $700 million aggregate principal amount of 6.000% Senior Notes due 2036 (the “EIDP 2036 Notes”), before deductions for debt issuance costs of $11 million; and offset by (3) the repayment of $2.422 billion of outstanding borrowings under EIDP’s commercial paper program and the anticipated repayment of $600 million of outstanding borrowings under EIDP’s 364-Day Revolving Credit Facility (as defined in Note 13 - Short-Term Borrowings, Long-Term Debt and Available Credit Facilities, to the Combined Financial Statements), along with $12 million of accrued interest on EIDP’s commercial paper program and 364-Day Revolving Credit Facility. The calculated distribution to New Corteva represents management’s current estimate, determined by reference to the facts and circumstances expected to exist as of the date of the spin-off and giving effect to the spin-off as if it had occurred on June 30, 2026. The actual amount distributed may fluctuate based on actual activity through the spin-off and changes in the underlying assumptions, including available cash balances at the relevant periods. Refer to notes (d) and (e) below.

b.Reflects the removal of accounts and notes receivable - net and related accrued and other current liabilities balances of $160 million and $88 million, respectively, associated with a customer financing program that has been retained by Vylor upon consummation of the spin-off. While the program is operationally inseparable from Vylor, an allocation of relevant balances were included in the New Corteva interim Combined Balance Sheet. After consummation of the spin-off, Vylor will continue to administer the program on New Corteva’s behalf under a transition services agreement. No estimates of expenses under the transition services agreement have been presented in the unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2026 and the year ended December 31, 2025 as they are not expected to be material.

c.Net property, plant and equipment: Reflects the addition of $11 million of property, plant and equipment, net of accumulated depreciation, related to corporate and research and development facility assets that conveyed to New Corteva upon consummation of the spin-off but were excluded from the New Corteva interim Combined Balance Sheet. Included with this adjustment is corresponding depreciation expense of $2 million recorded within selling, general and administrative expenses for the six months ended June 30, 2026 and of $(1) million, $1 million and $2 million recorded within cost of goods sold, research and development expense, and selling, general and administrative expenses, respectively, for the year ended December 31, 2025.

d.Short-term borrowings: Reflects the expected repayment of approximately $2.422 billion of outstanding borrowings under EIDP’s commercial paper program and $600 million of outstanding borrowings under EIDP’s 364-Day Revolving Credit Facility using proceeds distributed to EIDP, Inc. from PHI. The corresponding accrued interest of $12 million related to these borrowings, recorded within accrued and other current liabilities, was removed as discussed in note (a).

e.Long-term debt: Vylor conducted exchange offers, pursuant to which it offered to exchange any and all of the outstanding 2.300% Senior Notes due 2030 (the “EIDP 2030 Notes”), 5.125% Senior Notes due 2032 (the “EIDP 2032 Notes”) and 4.800% Senior Notes due 2033 (the “EIDP 2033 Notes” and, together with the EIDP 2030 Notes and the EIDP 2032 Notes, the “EIDP Notes”), in each case, issued by EIDP, to the extent held by eligible holders (“Eligible Noteholders”), for the corresponding series of Vylor Notes having the same interest rate, interest payment dates and maturity date as the respective EIDP Notes (with respect to each series, an “Exchange Offer” and together, the “Exchange Offers”). Based on the final tender results of the Exchange Offers, for purposes of the unaudited Pro Forma Combined Financial Statements, New Corteva has reflected that Eligible Noteholders of 86.97%, 95.24% and 87.93% of the aggregate principal amount of the EIDP 2030 Notes, the EIDP 2032 Notes and the EIDP 2033 Notes, respectively, were validly tendered in the Exchange Offers. Any EIDP Notes not accepted for exchange in the Exchange Offers remain outstanding obligations of EIDP.

Under the Exchange Offers, $1.439 billion aggregate principal amount of EIDP Notes, comprising $435 million aggregate principal amount of the EIDP 2030 Notes, $476 million aggregate principal amount of the EIDP 2032 Notes and $528 million aggregate principal amount of the EIDP 2033 Notes were exchanged and are no longer debt obligations of New Corteva. Deferred financing costs of $11 million associated with the EIDP Notes exchanged was removed from the Pro Forma Combined Balance Sheet. The corresponding accrued interest of $11 million related to these borrowings, recorded within accrued and other current liabilities, was removed.

Additionally, prior to the date of the spin-off, EIDP incurred $700 million of other long-term indebtedness, comprising $700 million aggregate principal amount of 6.000% Senior Notes due 2036 (the “EIDP 2036 Notes”), before deductions for debt issuance costs of $11 million. Debt issuance costs will be amortized to interest expense over the term of the notes.

f.Upon consummation of the spin-off, liabilities related to pension and other postretirement benefit plans comprised of $16 million within accrued and other current liabilities and $135 million within pension and other post-employment benefits, as well as $17 million within accumulated other comprehensive income (loss), that were historically shared by Vylor and New Corteva were transferred to New Corteva. Such balances were excluded from the New Corteva interim Combined Balance Sheet as they were allocated to Vylor based upon the nature of the participants. Non-operating pension costs of $4 million and $7 million related to these liabilities were incurred for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively.

g.The Tax Matters Agreement requires certain payments between New Corteva and Vylor for pre-spin-off tax liabilities and receivables. Accordingly, increases to liabilities of approximately $160 million, net, have been recorded within other noncurrent obligations on the unaudited Pro Forma Combined Balance Sheet. These adjustments are based on current estimates of pre-spin-off tax liabilities and receivables and may vary from our current expectations.

h.Reflects adjustments to income tax balances that are expected to be transferred to New Corteva as a result of the spin-off. Tax balances have been reflected in the interim Combined Balance Sheet on a separate return basis. Included in the unaudited Pro Forma Combined Balance Sheet are adjustments comprised of an estimated $101 million decrease to net deferred tax assets, which consists of an $73 million decrease to deferred income tax assets and a $28 million increase to deferred income tax liabilities; a $16 million decrease to income taxes receivable, recorded within accounts and notes receivable – net; a $2 million decrease to other current assets; a $37 million increase in other assets; an $11 million increase to income taxes payable; and a $14 million decrease to other noncurrent obligations.

i.Reflects the reclassification of Corteva’s net investment in New Corteva to additional paid-in capital and common stock to reflect 667.3 million shares of New Corteva common stock expected to be outstanding at the consummation of the spin-off. We have assumed the number of outstanding shares of common stock based on the number of Corteva common shares outstanding on September 24, 2026. The actual number of shares of our common stock outstanding immediately following the distribution will depend on the actual number of shares of Corteva common stock outstanding at the consummation of the spin-off.

j.Additional paid-in capital: Represents the additional paid-in capital impact of the unaudited Pro Forma Combined Balance Sheet Adjustments included in notes (a), (b), (c), (d), (e), (f), (g) and (h).

k.Accrued and other current liabilities: Represents the accrued and other current liabilities impact of the unaudited Pro Forma Combined Balance Sheet adjustments included in notes (a), (b), (e) and (f).

l.Interest expense: The adjustment of $22 million and $19 million is a net reduction in interest expense for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, which assumes the Exchange Offers, payoff of commercial paper and issuance of the EIDP 2036 Notes took place on January 1, 2025, as applicable, and the associated reduction of debt was outstanding through June 30, 2026. These adjustments are based on a weighted-average interest rate of approximately 4.76 percent for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively.

m.Income tax expense: Reflects $4 million and $3 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, of income tax pro forma adjustments. This adjustment was determined by applying the respective statutory tax rates to pre-tax pro forma adjustments in the applicable jurisdictions and is subject to change if the pro forma adjustments change.

NOTE 3 - AUTONOMOUS ENTITY ADJUSTMENTS

n.We entered into certain long-term commercial agreements with Vylor including certain revenue and commission sharing arrangements. Included in the unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2026 are adjustments to net sales of $85 million, cost of goods sold of $7 million, and selling, general and administrative expenses of $1 million. Included in the unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2025 are adjustments to net sales of $248 million, cost of goods sold of $42 million, and selling, general and administrative expenses of $17 million, which were estimated based on the actual historical activity subject to the expected terms of these commercial agreements. Included in the unaudited Pro Forma Combined Balance Sheet as of June 30, 2026 are adjustments of $107 million to accounts and notes receivable – net and $14 million to inventories.

o.Income tax benefit: Reflects $20 million and $46 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, of income tax pro forma adjustments related to note (n). This adjustment was determined by applying the respective statutory tax rates to pre-tax pro forma adjustments in the applicable jurisdictions and is subject to change if the pro forma adjustments change.

NOTE 4 - EARNINGS PER SHARE

p.Pro forma basic and diluted earnings per share for the six months ended June 30, 2026 and the year ended December 31, 2025 are calculated using the historical weighted-average basic and diluted shares of Corteva, Inc. common stock outstanding for the respective periods. Because New Corteva will continue as the legal successor to Corteva, Inc. following the spin-off, no shares of common stock will be issued in connection with the spin-off, and the historical capital structure of Corteva, Inc. will remain in place. The actual diluted earnings per share and diluted shares outstanding following completion of the spin-off will depend on various factors, including adjustments to equity-based compensation awards made in connection with the spin-off. As a result, the dilutive effect after the spin-off may differ from the historical dilutive effect shown here.

NOTE 5 - MANAGEMENT ADJUSTMENTS

The New Corteva Combined Statements of Operations include all revenues and costs directly attributable to New Corteva, along with allocations of certain expenses for services from Corteva including but not limited to, general corporate expenses related to finance, legal, information technology, human resources, ethics and compliance, shared services, employee benefits and incentives, insurance and stock-based compensation. We received the benefit of economies of scale within Corteva’s overall centralized model; however, in establishing these independent support functions, the expenses will generally be higher than the allocations applied in the Combined Statements of Operations.

In developing these estimates, a detailed assessment was prepared of the resources and associated costs required to support the business after the spin-off. Estimated non-personnel third-party support costs were determined by estimating third-party spend in each function, and include the costs associated with outside services supporting executive management, finance, legal, information technology, employee benefits administration, treasury, risk management and procurement. From a timeframe standpoint, these additional costs will begin to materialize upon the consummation of the spin-off. Management believes the costs which were used as the basis for the management adjustments below are reasonable and representative of the new cost base that New Corteva will achieve after the spin-off.

Management believes the presentation of these adjustments is necessary to enhance an understanding of the pro forma effects of the spin-off. The pro forma financial information below reflects all adjustments that are, in the opinion of management, necessary to provide a fair statement of the pro forma financial information, aligned with the assessment described above.

These management adjustments include forward-looking information and are inclusive of $3 million and $6 million of depreciation expense for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively. The tax effect has been determined by applying the relevant statutory tax rates to the aforementioned adjustments. Refer to the section of the Corteva, Inc. 2025 Annual Report entitled “Cautionary Statements About Forward-Looking Statements.”

(In millions, except per share amounts)	Six Months Ended June 30, 2026
Pro forma income from continuing operations attributable to New Corteva*	$161
Management adjustments	(20)
Tax effect of management adjustments	5
Pro forma income (loss) from continuing operations after management adjustments	$146

Basic earnings (loss) per share of common stock after management adjustments:
Basic earnings (loss) per share of common stock from continuing operations	$0.22
Diluted earnings (loss) per share of common stock from continuing operations	$0.22
Weighted average number of common shares outstanding:
Basic	670.4
Diluted	671.6

(In millions, except per share amounts)	Year Ended December 31, 2025
Pro forma income from continuing operations attributable to New Corteva*	$523
Management adjustments	(37)
Tax effect of management adjustments	9
Pro forma income (loss) from continuing operations after management adjustments	$495

Basic earnings (loss) per share of common stock after management adjustments:
Basic earnings (loss) per share of common stock from continuing operations	$0.73
Diluted earnings (loss) per share of common stock from continuing operations	$0.73
Weighted average number of common shares outstanding:
Basic	680.0
Diluted	681.4
* As shown in the unaudited Pro Forma Combined Statement of Operations.

NOTE 6 - RECONCILIATION OF PRO FORMA OPERATING EBITDA

Non-GAAP Financial Measure

New Corteva presents certain financial measures that do not conform to U.S. GAAP and are considered non-GAAP measures. One such measure is pro forma operating EBITDA. Management uses operating EBITDA internally for planning and forecasting, including allocating resources and evaluating incentive compensation. Management believes that this non-GAAP measure best reflects the ongoing performance of New Corteva during the periods presented and provides more relevant and meaningful information to investors as it provides insight with respect to ongoing operating results of New Corteva and a more useful comparison of year over year results. This non-GAAP measure supplements New Corteva’s U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such a non-GAAP measure may not be consistent with similar measures provided or used by other companies. A reconciliation for this non-GAAP measure to U.S. GAAP is provided below.

Pro forma operating EBITDA is defined as pro forma earnings (loss) (i.e., pro forma income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses) and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items and separation costs. Non-operating benefits (costs) consists of non-operating pension and OPEB credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites, as well as non-recurring rental income recorded under the carve-out basis of accounting. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility.

Adjusted pro forma operating EBITDA represents pro forma operating EBITDA less management adjustments, net of depreciation expense.

In many instances, the pro forma balances below that are used to reconcile pro forma net income (loss) from continuing operations to operating EBITDA differ from those in the comparable reconciliation presented in the Non-GAAP Financial Measures, which are presented on a carve-out basis, due to the differing bases of accounting used.

Reconciliation of Pro Forma Income (Loss) from Continuing Operations to Pro Forma Operating EBITDA and Adjusted Pro Forma Operating EBITDA

(In millions)	Six Months Ended June 30, 2026
Pro forma income (loss) from continuing operations after income taxes	$166
Pro forma provision for (benefit from) income taxes on continuing operations	127
Pro forma income (loss) from continuing operations before income taxes	293
Depreciation and amortization	211
Interest - net	16
Exchange (gains) losses - net	10
Non-operating (benefits) costs - net	(30)
Mark-to-market (gains) losses on certain foreign currency contracts not designated as hedges	8
Significant items (benefit) charge	229
Separation costs	1
Pro forma operating EBITDA	$738
Management adjustments - net of depreciation expense	(17)
Adjusted pro forma operating EBITDA	$721

(In millions)	Year Ended December 31, 2025
Pro forma income (loss) from continuing operations after income taxes	$533
Pro forma provision for (benefit from) income taxes on continuing operations	176
Pro forma income (loss) from continuing operations before income taxes	709
Depreciation and amortization	424
Interest - net	71
Exchange (gains) losses - net	76
Non-operating (benefits) costs - net	10
Mark-to-market (gains) losses on certain foreign currency contracts not designated as hedges	—
Significant items (benefit) charge	8
Separation costs	—
Pro forma operating EBITDA	$1,298
Management adjustments - net of depreciation expense	(31)
Adjusted pro forma operating EBITDA	$1,267